REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Exchange-Traded AlphaDEX Fund:

In planning and performing our audits
of the financial statements of First Trust
 Exchange-Traded AlphaDEX Fund,
comprising First Trust Consumer Discretionary
AlphaDEX Fund, First Trust Consumer Staples
AlphaDEX Fund, First Trust Energy AlphaDEX
Fund, First Trust Financials AlphaDEX Fund, ,
First Trust Health Care AlphaDEX Fund, First
Trust Industrials/Producer DurablesTM AlphaDEX
Fund, First Trust Materials AlphaDEX Fund, First
Trust Technology AlphaDEX Fund, First Trust
Utilities AlphaDEX Fund, First Trust Large
Cap Core AlphaDEX Fund, First Trust Mid
Cap Core AlphaDEX Fund, First Trust Small
Cap Core AlphaDEX Fund, First Trust Large
Cap Value Opportunities AlphaDEX Fund,
First Trust Large Cap Growth Opportunities
AlphaDEX Fund, First Trust Multi Cap Value
AlphaDEX Fund, and First Trust Multi Cap
Growth AlphaDEX Fund (the Funds), as
of and for the fiscal year ended July 31, 2008,
in accordance with the standards of the Public
Company Accounting Oversight Board
(United States),
we considered the Funds
internal control over
financial reporting, including
control over
safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness
of the Funds' internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Funds
is responsible for establishing
and maintaining effective
internal control over
financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of July 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Chicago, Illinois
September 22, 2008